                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

      Filed by the Registrant [X]
      Filed by a Party other than the Registrant [ ]
      Check the appropriate box:
      [ ]  Preliminary Proxy Statement      [ ] Confidential, For Use  of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2)

      [X]  Definitive Proxy Statement
      [ ]  Definitive Additional Materials
      [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Fritz Companies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [X] No fee required

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:
                                     N/A
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                                     N/A
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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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        (5) Total fee paid:

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        [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

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

                             FRITZ COMPANIES, INC.
                               706 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94103

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TUESDAY, SEPTEMBER 29, 1998, 10:30 A.M.

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of Fritz Companies, Inc. will be held at The ANA Hotel, 50 Third Street, San Francisco, California, on Tuesday, September 29, 1998, at 10:30 A.M. for the following purposes:

          (1) To elect six directors.

          (2) To amend the 1992 Omnibus Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 1,500,000.

          (3) To transact such other business as may properly come before the meeting.

     Only stockholders of record on the books of the Company as of 5:00 P.M., August 3, 1998, will be entitled to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          Jan H. Raymond,
                                          Secretary

Dated: August 21, 1998

     STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                             FRITZ COMPANIES, INC.
                               706 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94103

                            ------------------------

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Fritz Companies, Inc. (the "Company") to be used at the Annual Meeting of Stockholders on September 29, 1998, for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about August 24, 1998.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

                               VOTING SECURITIES

     Only stockholders of record on the books of the Company as of 5:00 P.M., August 3, 1998, will be entitled to vote at the Annual Meeting.

     As of the close of business on August 3, 1998, there were outstanding 36,190,514 shares of Common Stock of the Company, entitled to one vote per share. The holders of a majority of the outstanding shares of the Common Stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With regard to the election of directors, votes may be cast "For" or "Withhold Authority" for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. The proposal to amend the 1992 Omnibus Equity Incentive Plan requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote. Accordingly, abstentions on this proposal will have the effect of a negative vote on this item. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Therefore, a broker non-vote will have no effect on the proposal, which requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon.

                             ELECTION OF DIRECTORS

     The persons named below are nominees for director to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected. The nominees constitute the present Board of Directors.

     In the absence of instructions to the contrary, shares represented by the proxy will be voted and the proxies will vote for the election of all such nominees to the Board of Directors. If any of such persons is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. The management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Set forth below is certain information concerning the nominees which is based on data furnished by them.

                                                                                   SERVED AS
                                        BUSINESS EXPERIENCE DURING PAST            DIRECTOR
 NOMINEES FOR DIRECTOR   AGE           FIVE YEARS AND OTHER INFORMATION              SINCE
 ---------------------   ---    -----------------------------------------------    ---------
Lynn C. Fritz..........  56     Chairman of the Board. Mr. Fritz has been the        1977
                                Company's Chief Executive Officer since 1986.
                                Mr. Fritz is a director of Manugistics
                                Corporation (developer of software for supply
                                chain management).
Dennis L. Pelino.......  50     Chief Operating Officer since January 1994 and       1991
                                President since August 1996. Mr. Pelino was
                                Executive Vice President from January 1994
                                until August 1996 and Senior Vice President
                                from August 1992 until January 1994.
James Gilleran.........  65     Chairman of the Board and Chief Executive            1992
                                Officer of The Bank of San Francisco and its
                                parent, The San Francisco Company since
                                November 1994. Mr. Gilleran was Superintendent
                                of the California State Banking Department from
                                1989 until November 1994. Mr. Gilleran is a
                                director of Zindart (Holdings) Ltd. (toys and
                                collectibles).
Preston Martin.........  74     Chairman, President and Chief Executive Officer      1992
                                of Martin Holdings, Inc. (bank asset holding
                                company), Chairman of Martin Associates
                                (consulting firm) and Chairman of LINC Group,
                                Inc. (insurance agency). Mr. Martin is a
                                director of SoCal Savings (financial
                                institution holding company) and INCO Homes
                                (home builder). Mr. Martin was previously Vice
                                Chairman of the Board of Governors of the
                                Federal Reserve Board.
Paul S. Otellini.......  47     Executive Vice President of Intel Corporation        1998
                                (semiconductor manufacturer). Mr. Otellini is a
                                director of Autodesk Corp. (software provider).
William J. Razzouk.....  50     Consultant. From September 1997 until May 1998,      1998
                                Mr. Razzouk was President and Chief Operating
                                Officer of Storage USA (real estate investment
                                trust). From February 1996 until June 1996, Mr.
                                Razzouk was President of America Online
                                (internet services). Prior to February 1996,
                                Mr. Razzouk was Executive Vice President of
                                Federal Express Corporation (provider of global
                                transportation logistics). Mr. Razzouk is a
                                director of La Quinta Inns, Inc. (hotel chain)
                                and Waste Connections, Inc. (waste management).

                         FURTHER INFORMATION CONCERNING
                             THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     During the fiscal year ended May 31, 1998 ("fiscal 1998"), the Board of Directors held five meetings and acted by unanimous written consent on a number of occasions. Prior to February 10, 1998, the Company had only an Audit and Compensation Committee, the members of which were James Gilleran and Preston Martin. At its meeting on February 10, 1998, the Board of Directors elected to split the Audit and Compensation Committee into two separate committees -- the Audit Committee and the Compensation Committee. The Company does not have a Nominating Committee.

     The members of the Audit Committee are James Gilleran and Paul S. Otellini. Among the functions performed by this committee are to make recommendations to the Board of Directors with respect to the engagement or discharge of independent auditors, to review with the independent auditors the plan and results of the auditing engagement, to review the Company's internal auditing procedures and system of internal accounting controls and to make inquiries into matters within the scope of its functions.

     The members of the Compensation Committee are Preston Martin and William Razzouk. Among the functions performed by this committee are to review and make recommendations to the Board of Directors concerning the compensation of the key management employees of the Company and to administer the Company's equity incentive and 401(k) plans.

     During fiscal 1998, the Audit Committee held one meeting, the Compensation Committee held no meetings and the Audit and Compensation Committee held two meetings.

ATTENDANCE AT MEETINGS

     During fiscal 1998, there were no members of the Board of Directors who attended fewer than seventy-five percent of the meetings of the Board of Directors and all committees of the Board on which they served.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid directors fees consisting of $24,000 per year and $1,000 for each Board meeting attended. Directors who attend committee meetings receive an additional $1,000 for each meeting not held on the same day as a Board meeting. Of the $24,000 annual retainer paid to nonemployee directors, 60% is paid in Common Stock pursuant to the Nonemployee Director Restricted Stock Plan.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation paid to the Company's Chief Executive Officer and four other most highly compensated executive officers for services in all capacities to the Company and its subsidiaries during the fiscal years indicated is set forth below.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                   ANNUAL COMPENSATION                    AWARDS
                                           -----------------------------------   -------------------------
                                                                  OTHER ANNUAL                  SECURITIES   ALL OTHER
                                                                  COMPENSATION   RESTRICTED     UNDERLYING   COMPENSA-
   NAME AND PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)      ($)(1)      STOCK($)(2)    OPTIONS(#)    TION($)
   ---------------------------     ----    ---------   --------   ------------   -----------    ----------   ---------
Lynn C. Fritz                      1998    $500,000      --         $ 8,000             --        50,000
  Chairman of the Board and        1997    $500,000      --         $15,000             --            --        --
  Chief Executive Officer          1996    $500,000      --         $18,000       $328,125        30,000        --
Dennis L. Pelino                   1998    $375,000      --              --             --            --        --
  President and Chief              1997    $358,300      --         $ 5,000       $690,000            --        --
  Operating Officer                1996    $275,000      --         $ 6,000       $574,375            --        --
Robert Arovas                      1998    $230,000      --              --       $ 60,000(3)     25,000        --
  Executive Vice President and     1997(4) $ 82,400      --              --             --        10,000        --
  Chief Financial Officer          1996          --      --              --             --            --        --
Eugene E. Wojciechowski            1998    $182,000      --              --       $ 60,000(3)     15,000
  Senior Vice President            1997(5) $ 60,667      --              --             --            --        --
                                   1996      60,667      --              --             --            --        --
Jan H. Raymond                     1998    $200,000      --              --       $110,000(3)     15,000
  Senior Vice President,           1997    $189,700      --         $15,500             --         6,000        --
  Secretary and General Counsel    1996    $193,750      --         $ 6,000       $406,875            --        --

---------------
(1) While the named executive officers enjoy certain perquisites, for fiscal years 1996, 1997 and 1998 these did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus.

(2) As of the end of fiscal year 1998, the aggregate restricted stock holdings for the named executives consisted of 42,901 shares worth $557,713 at the then current fair market value (as represented by the closing price of the Company's Common Stock on May 31, 1998), without giving effect to the diminution of value attributable to the restrictions on such stock. Such amount includes $187,200 for Mr. Fritz (14,000 shares), $53,924 for Mr. Arovas (4,148 shares), $53,924 for Mr. Wojciechowski (4,148 shares) and $267,865 for Mr. Raymond (20,605 shares). Mr. Pelino did not hold any restricted stock at such date. Dividends are paid on the restricted shares to the extent payable on the Company's Common Stock generally. Except as set forth in footnote 3 below, no shares granted to the named executives vest in less than three years from the date of grant.

(3) The restricted stock awarded during 1997 to Messrs. Arovas, Raymond and Wojciechowski was 30% vested at the date of grant, and the remaining 70% vests five years from the date of grant.

(4) Mr. Arovas joined the Company during fiscal 1997.

(5) Mr. Wojciechowski joined the Company during fiscal 1997.

OPTIONS GRANTED TO EXECUTIVE OFFICERS

     The following table sets forth certain information regarding stock options granted during fiscal 1998 to the executive officers named in the foregoing Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                             ----------------------------------------------------------------
                             NUMBER OF                                                             POTENTIAL REALIZABLE VALUE
                             SECURITIES    PERCENT OF                                              AT ASSUMED ANNUAL RATES OF
                             UNDERLYING   TOTAL OPTIONS                  MARKET                   STOCK PRICE APPRECIATION FOR
                              OPTIONS      GRANTED TO     EXERCISE OR   PRICE ON                         OPTION TERM(4)
                              GRANTED     EMPLOYEES IN    BASE PRICE    DATE OF    EXPIRATION    ------------------------------
           NAME               (#) (1)      FISCAL YEAR     ($/SH)(2)    GRANT(2)    DATE(3)      0%($)      5%($)       10%($)
           ----              ----------   -------------   -----------   --------   ----------    ------    --------    --------
Lynn C. Fritz..............    50,000         7.67%         $10.125     $10.125     7/23/07        0       $25,315     $50,625
Dennis L. Pelino...........        --           --               --          --          --       --            --          --
Robert Arovas..............    25,000         3.83%         $10.125     $10.125     7/23/07        0       $12,658     $25,313
Eugene E. Wojciechowski....    15,000         2.30%         $10.125     $10.125     7/23/07        0       $ 7,595     $15,188
Jan H. Raymond.............    15,000         2.30%         $10.125     $10.125     7/23/07        0       $ 7,595     $15,188

---------------
(1) All such options were granted in fiscal 1998 and become exercisable (a) as to 1/3 (33.3%) of the shares on the day after the first anniversary of the grant, (b) as to an additional 1/3 (33.3%) of the shares on the day after the second anniversary of the grant, and (c) as to the remaining 1/3 (33.3%) of the shares on the day after the third anniversary of the grant. Under the terms of the Company's stock option plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.

(2) All options were granted at fair market value.

(3) All options granted in fiscal 1998 were granted for a term of 10 years.

(4) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock's current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock as well as the optionholder's continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

     The following table sets forth certain information with respect to exercises of stock options during fiscal 1998 by the listed executive officers and with respect to stock options held by each of the Company's executive officers as of May 31, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                             VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                                               OPTIONS AT FY-END(#)              AT FY-END($)
                           SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   ------------   -----------   -------------   -----------   -------------
Lynn C. Fritz............        --              --           160,000        60,000              --        143,750
Dennis L. Pelino.........        --              --           435,800            --         416,900             --
Robert Arovas............        --              --                --        35,000              --         83,125
Eugene E.
  Wojciechowski..........        --              --                --        15,000              --         43,125
Jan H. Raymond...........        --              --            18,000        19,000          97,750         62,625

EMPLOYMENT AGREEMENTS

     In October of 1996, the Company entered into a long term employment agreement with Dennis Pelino. The Agreement was amended in July 1998. The agreement as amended, which expires on October 31, 2002, is performance based and provides compensation in stock in relationship to the performance goals and objectives of Mr. Pelino. The terms of the agreement provide Mr. Pelino with a base salary of $375,000 and a severance benefit of two years salary in the event of involuntary termination.

TRANSACTIONS WITH THE COMPANY

     In connection with the Company's U.S. customs brokerage operations, the Company's customers are required to obtain surety bonds. The Company places such customs bonds with Intercargo Corporation ("Intercargo") and other underwriters of customs bonds. In addition, the Company carries various liability insurance policies with Intercargo. Lynn Fritz owns approximately 3% of the outstanding common stock of Intercargo. During fiscal 1998, the Company placed approximately $4,343,000 of insurance business with Intercargo and received $589,000 in insurance commissions and fees from Intercargo. The Company believes that the amounts received are substantially the same as the Company would have received from other third parties.

AUDIT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

     As members of the Compensation Committee, it is our duty to evaluate and determine the appropriate levels of compensation for officers and directors and to administer the Company's 1992 Omnibus Equity Incentive Plan and 401(k) Plan. Our general policy is to discharge these responsibilities in a manner which links executive performance to long term shareholder value. Our specific objectives are to enhance the long term performance of the Company, enable the Company to attract and retain outstanding executives and employees and provide meaningful incentives, without subjecting the Company to excessive cost.

BASE SALARY

     Generally, base salary for senior officers, including the officers named in the Summary Compensation Table, is set by reviewing the average salary for positions of similar level of responsibility in the peer group. Our peer group, for compensation purposes, is comprised of a group of companies whose growth and financial profiles are similar to our own. Mr. Fritz' base salary is $500,000. He has not had an increase to base since the Company went public in 1992. Mr. Fritz requested of the Committee that given the current operating performance of the Company, his salary and the salaries of the Company's other executive officers not be increased at this time. The Committee agreed to Mr. Fritz' request and therefore determined that no adjustment to base pay is in order for Mr. Fritz or any of the named executives.

BONUS

     The cash bonus provides an annual reward for exceptional performance which exceeds expectation. Bonus awards are subject to significant variability depending on the annual performance of the Company. The bonuses for the Chief Executive Officer is based solely on the performance of the Company. In recognition of the Company's fiscal year performance, no cash bonuses were paid to any executive officers in respect of fiscal 1998.

STOCK BASED INCENTIVES

     Stock based incentives are used as a means of rewarding executives for making decisions which lead to substantial growth in stockholder value and for the perceived long term value of the executive to the Company. No specific minimum holdings of Fritz stock are required formally; however, executives are encouraged to hold significant stock in the Company.

     Stock options and restricted stock are the primary long term incentive awards for executives. We believe that stock options focus attention on managing the Company from the perspective of an owner with an equity stake in the business. In this regard, the Company has approved and implemented a Performance Based Retention Plan that utilizes restricted stock as a key element of performance recognition and retention value. Mr. Fritz and Mr. Pelino do not participate in the Performance Based Retention Plan, but the other named executives do and received awards under the Plan in the fiscal year 1998.

     The Committee continues to support the leadership that Mr. Fritz brings to the organization and the importance of his long-term value. In that regard, in July of 1997 the Committee awarded Mr. Fritz a grant of 50,000 market based nonqualified stock options.

     As a matter of policy, the Company believes it is important to retain the flexibility to maximize the Company's tax deductions. Amendments to Section 162
(m) of the Internal Revenue Code have eliminated the deductibility of most compensation over a million dollars in any given year unless the specifications outlined in Section 162(m) are met. It will continue to be the policy of this Committee to consider the impact, if any, of Section 162 (m) on the Company and to document as necessary specific performance goals in order to seek to preserve the Company's tax deduction.

     The Company is committed to a goal oriented compensation system based on how the Company performs. In years when the Company meets its aggressive business plan, we intend to recognize this achievement with substantial bonus awards.

                                          Compensation Committee

                                          PRESTON MARTIN
                                          WILLIAM RAZZOUK

                                          Audit and Compensation Committee

                                          JAMES E. GILLERAN
                                          PRESTON MARTIN
July 30, 1998

PERFORMANCE GRAPH

     The following graph compares the percentage change in the Company's cumulative total stockholder return on its Common Stock for the period from June 1, 1993 to May 31, 1998 with the cumulative total return of the NASDAQ Market Index and a peer group index consisting of Air Express International Corporation, Circle International Group, Inc. and Expeditors International of Washington, Inc.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG FRITZ COMPANIES, INC.
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                          FRITZ            PEER GROUP            NASDAQ
                                        COMPANIES             INDEX           MARKET INDEX
1993                                     100.00              100.00              100.00
1994                                     118.63              107.06              109.66
1995                                     208.63              146.44              120.03
1996                                     270.59              186.26              169.42
1997                                      85.29              276.45              190.08
1998                                     101.96              322.61              241.34

                     ASSUMES $100 INVESTED ON JUNE 1, 1993
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING MAY 31, 1998

OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table indicates, as to each named director and each named executive officer, and as to all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of July 15, 1998.

                                                              COMMON STOCK BENEFICIALLY
                                                              OWNED AS OF JULY 15, 1998
                                                              -------------------------
                                                                NUMBER
               EXECUTIVE OFFICER OR DIRECTOR                  OF SHARES         PERCENT
               -----------------------------                  ----------        -------
Lynn C. Fritz(1)............................................  13,143,466(2)      36.6%
Dennis L. Pelino............................................     435,800(3)       1.2%
Robert Arovas...............................................      19,773(4)         *
Eugene E. Wojciechowski.....................................      10,388(5)         *
Jan H. Raymond..............................................      42,221(6)        .1%
James Gilleran..............................................       8,733            *
Preston Martin..............................................      10,293            *
Paul S. Otellini............................................         894            *
William J. Razzouk..........................................       2,294            *
All directors and executive officers as a group (12
  persons)..................................................  13,687,820(7)      38.1%

---------------
 *  Less than 1/10 of 1%.

(1) The address of Mr. Fritz is 706 Mission Street, San Francisco, California 94103. Mr. Fritz may be deemed to be a "control person" of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission by reason of his stock ownership and positions with the Company. Except for Mr. Fritz, the only stockholders who were known by the Company to own beneficially more than 5% of the Company's Common Stock on May 31, 1998 are Franklin Resources, Inc. which owned 3,558,867 shares (9.9%) on such date; Trimark Financial Corporation which owned 3,109,110 shares (8.7%) on such date; State of Wisconsin Investment Board which owned 1,969,300 shares (5.5%) on such date; and Westport Asset Management which owned 1,875,524 shares (5.2%) on such date. The address of Franklin Resources, Inc. is 777 Mariners Island Boulevard, San Mateo, California 94404; the address of Trimark Financial Corporation is One First Canadian Place, Toronto, Ontario M5X 1EF; the address of State of Wisconsin Investment Board is 121 East Wilson Street, Madison, Wisconsin 53707; and the address of Westport Asset Management is 253 Riverside Avenue, Westport, CT 06880.

(2) Includes employee stock options exercisable within 60 days to purchase 186,666 shares.

(3) Includes employee stock options exercisable within 60 days to purchase 435,800 shares.

(4) Includes employee stock options exercisable within 60 days to purchase 11,666 shares.

(5) Includes employee stock options exercisable within 60 days to purchase 5,000 shares.

(6) Includes employee stock options exercisable within 60 days to purchase 23,000 shares.

(7) Includes shares which the directors and executive officers have the option to purchase within 60 days.

            PROPOSAL TO AMEND THE 1992 OMNIBUS EQUITY INCENTIVE PLAN

     In October 1992, the Company adopted the 1992 Omnibus Equity Incentive Plan (the "Plan") pursuant to which an aggregate of 1,520,000 shares of Common Stock were originally reserved for issuance to key employees of the Company and its subsidiaries. The principal features of the Plan are summarized below.

GENERAL

     The Plan provides for awards of both nonqualified stock options and incentive stock options within the meaning of Section 422 of the Internal Revenue Code, stock appreciation rights, restricted stock and performance awards entitling the recipient to receive cash or Common Stock in the future following the attainment of performance goals determined by the committee administering the Plan.

     At the Annual Meeting held in May 1994, the stockholders of the Company approved an amendment to the Plan to increase the number of shares authorized for issuance under the Plan to 3,040,000 shares. At the Annual Meeting held in October 1996, the stockholders approved an amendment to the Plan to increase the number of shares authorized for issuance to 4,540,000 shares. In May 1998, the Board of Directors of the Company conditionally amended the Plan, subject to stockholder approval at the 1998 Annual Meeting, to increase the number of shares authorized for issuance under the Plan by an additional 1,500,000 shares.

     The reason for this increase is to ensure that a sufficient number of shares of the Company's Common Stock is available under the Plan for awards to attract, retain and motivate selected employees with outstanding experience and ability. As of June 30, 1998, the number of shares remaining available for future awards was 1,130,704, which would increase to 2,630,704 if the proposal is approved. Set forth below is a summary of the principal features of the Plan.

PURPOSE

     The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of participating employees and consultants to those of the Company's stockholders and by providing such employees and consultants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participating employees and consultants upon whose judgment, interest and special efforts the Company is largely dependent for the successful conduct of its operations.

ELIGIBILITY TO RECEIVE AWARDS

     Key employees of the Company and its subsidiaries, and persons who provide significant services to the Company or its subsidiaries, but who are neither employees of the Company or its subsidiaries nor directors of the Company ("consultants") are eligible to be granted awards under the Plan. However, incentive stock options (see below) may be granted only to employees. In 1994, the Plan was amended to restrict eligibility for awards under the Plan to a maximum of 400,000 shares per recipient in any twelve month period.

ADMINISTRATION

     The plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee").

OPTIONS

     The price of shares of the Company's Common Stock subject to each option (the "option price") is set by the Committee but may not be less than 50% of the fair market value on the date of grant in the case of an option that is not an incentive stock option (a nonqualified stock option"), and not less than 100% of the fair market value in the case of an incentive stock option.

     Options granted under the Plan are exercisable at the times and on the terms established by the Committee, provided that options granted to officers who are subject to section 16(b) of the Securities and Exchange Act of 1934 ("Section 16(b)") may not be exercised until six months following the date of grant. Subject to the foregoing limitations, the Committee may accelerate the exercisability of any option.

     The option price must be paid in full in cash or its equivalent at the time of exercise. The Committee also may permit payment of the option price by the tender of previously acquired shares of the Company's stock or such other legal consideration which the Committee determines to be consistent with the Plan's purpose and applicable law.

STOCK APPRECIATION RIGHTS

     The Plan permits the grant of three types of SARs: Affiliated SARs, Freestanding SARs and Tandem SARs, or any combination thereof. An Affiliated SAR is an SAR that is granted in connection with a related option and which will be deemed to automatically be exercised simultaneously with the exercise of the related option. A Freestanding SAR is an SAR that is granted independently of any option. A Tandem SAR is an SAR that is granted in connection with a related option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly cancelled).

     The Committee has complete discretion to determine the number of SARs granted to any optionee or recipient and the terms and conditions pertaining to such SARs. However, the grant price must be at least equal to the fair market value of a share of the Company's Common Stock on the date of grant in the case of a Freestanding SAR and equal to the option price of the related option in the case of an Affiliated SAR or Tandem SAR. An SAR that is granted to an officer who is subject to Section 16(b) may not be exercised until at least six months following the date of grant.

RESTRICTED STOCK AWARDS

     The Plan permits the grant of restricted stock awards which are restricted Common Stock bonuses that vest in accordance with terms established by the Committee. Restricted Stock granted to an officer subject to Section 16(b) may not vest prior to six months following the date of its grant. The Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide divisional and/or individual), and/or restrictions under applicable federal or state securities law. The Committee may accelerate the time at which any restrictions lapse, and/or remove any restrictions. During the lifetime of the recipient, all rights with respect to the restricted stock granted to the recipient under the Plan will be available only to such recipient.

PERFORMANCE UNIT/SHARE AWARDS

     The Plan permits the grant of performance unit and performance share awards which are bonuses credited to an account established for the recipient and payable in cash, Common Stock or a combination thereof. Each performance unit has an initial value that is established by the Committee at the time of its grant. Each performance share has an initial value equal to the fair market value of a share of the Company's Common Stock on the date of its grant. The number and/or value of performance units/shares that will be paid out to recipients will depend upon the extent to which performance goals established by the Committee are satisfied. The payment date for performance unit/share awards granted to officers and directors subject to Section 16(b) may not be less than six months from the date of grant.

     After a performance unit/share award has vested, the recipient will be entitled to receive a payout of the number of performance units/shares earned by the recipient, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee also may waive the achievement of any performance goals for such performance unit/share.

     Subject to the applicable award agreement, performance units/shares awarded to recipients will be forfeited to the Company upon the earlier of the recipient's termination of employment or the date set forth in the award agreement.

NONTRANSFERABILITY OF AWARDS

     Awards granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, an optionee or recipient may designate one or more beneficiaries to receive any exercisable or vested Awards following his or her death.

STOCK OPTIONS AND RESTRICTED STOCK

     As of June 30, 1998, no Awards had been made under the Plan in the form of stock appreciation rights or performance units; restricted stock grants of 498,457 shares of Common Stock were outstanding under the Plan, options to purchase 1,891,885 shares of Common Stock were outstanding under the Plan, and 1,130,704 shares remained available for future Awards under the Plan.

NEW PLAN BENEFITS

     Regulations recently adopted by the Securities and Exchange Commission require disclosure of benefits to the executive officers of the Company named in the summary compensation table and to certain other categories of award recipient, if such benefits are determinable. In addition to the grants of stock options set forth below, it is likely that substantial additional grants will be made to all of such persons and others during the life of the Plan, and it is impossible to determine the amount of terms of such future grants.

     The following table sets forth as of May 31, 1998 (a) the aggregate number of shares of the Company's Common Stock subject to awards granted under the Plan since June 1, 1997 (all of which were in the form of stock options or restricted stock), and (b) the fair market value of options based on the difference between the exercise price and $13.00 per share, the closing price of the shares of Common Stock on May 31, 1998 and the fair market value of restricted stock based on $13.00 per share.

                                                                NUMBER OF       DOLLAR VALUE OF
                                                               OPTIONS AND        OPTIONS AND
                NAME OF INDIVIDUAL OF GROUP                   SHARES GRANTED    SHARES GRANTED
                ---------------------------                   --------------    ---------------
Lynn C. Fritz...............................................      50,000          $  143,750
Dennis L. Pelino............................................          --                  --
Robert Arovas...............................................      30,926          $  145,788
Eugene E. Wojciechowski.....................................      20,926          $  120,163
Jan H. Raymond..............................................      26,656          $  194,653
All executive officers, as a group..........................     153,962          $  734,256
All employees who are not executive officers, as a group....     644,594          $2,782,424
All directors who are not executive officers, as a group....       4,468          $   58,084

REQUIRED VOTE

     The affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the proposed amendment to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1992 OMNIBUS EQUITY INCENTIVE PLAN.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from June 1, 1997 to May 31, 1998 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                                    AUDITORS

     KPMG Peat Marwick LLP serves as the Company's principal independent accountants. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present to the meeting. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

     If any stockholder intends to present a proposal for action at the Company's 1999 Annual Meeting and wishes to have such proposal set forth in management's proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before April 23, 1999. Proposals should be addressed to the Company at 706 Mission Street, San Francisco, California 94103,
Attention: Corporate Secretary.

     In accordance with Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission, management proxies intend to use their discretionary voting authority with respect to any shareholder proposal raised at the Company's 1999 Annual Meeting as to which the proponent fails to notify the Company on or before July 10, 1999.

                              COST OF SOLICITATION

     All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

                                          By Order of the Board of Directors

                                          Jan H. Raymond
                                          Secretary

Dated: August 21, 1998.

                             FRITZ COMPANIES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 29, 1998


      The undersigned stockholder of Fritz Companies, Inc., a Delaware corporation ("Fritz"), hereby constitutes and appoints Lynn C. Fritz and Dennis
L. Pelino, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of Fritz to be held at Ana Hotel, 50 Third Street, San Francisco, California, on September 29, 1998, at 10:30 a.m. local time, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of Common Stock of Fritz held of record by the undersigned on August 3, 1998, as follows on the reverse side of this proxy.

     Said attorneys and proxies, and each of them, shall have all the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the meeting and all matters presented at the meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                            - FOLD AND DETACH HERE -

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF FRITZ COMPANIES, INC.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS NO. 1 AND NO. 2

Please mark
your votes as [X]
indicated in
this example

Item 1 -- Election of Directors

                  FOR all nominees                 WITHHOLD
                 listed to the right               AUTHORITY
              (except as marked to the           to vote for all
                      contrary)                  nominees listed

                        [ ]                            [ ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

Lynn C. Fritz; Dennis L. Pelino; James Gilleran; Preston Martin; Paul S. Otellini; William J. Razzouk

Item 2 -- Amendment of the 1992 Omnibus Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 1,500,000

                   FOR             AGAINST            ABSTAIN

                   [ ]               [ ]                [ ]

Item 3 -- In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment thereof

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the meeting.

IMPORTANT: In signing this proxy please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. EACH JOINT TENANT MUST SIGN.



                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          (Additional signature if held jointly)

                                           Dated: ________________________, 1998


  PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED,
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            - FOLD AND DETACH HERE -